EXCLUSIVE DISTRIBUTION AGREEMENT

I. GENERAL AND ADMINISTRATIVE PROVISIONS

1.1 Acceptance

This Agreement is not binding until all Parties to this Agreement execute it.

1.2 Amendments and Modifications

This Agreement and any Exhibits and/or Attachments thereto represent the entire Agreement by and between the Parties.

1.3 Assignment

Cell Power Technologies, LLC and its Successor E-the Movie Network, Inc. shall have the right to transfer or assign his or her rights in this Agreement without prior written consent of Global Link. All obligations of the Parties herein shall be binding upon their respective successors or assigns.

1.4 Paragraph Headings, Use of Pronouns and Captions

The captions numbering sequences, titles, paragraph headings, punctuation, and organization used in this Agreement are for convenience only and shall in no way define, limit, or describe the scope or intent of this Agreement or any part of it.

The paragraph headings used in this Agreement are descriptive only and shall have no legal force or effect whatsoever other than to aid a reasonable interpretation of this Agreement.

The titles to each of the various articles and paragraphs are included for convenience or reference only and shall have no effect on or be deemed as part of the text of this Agreement.

If any word, phrase, clause, or paragraph, or other provision of this Agreement is adjudicated or otherwise found to be against public policy, void, or unenforceable, then those words or provisions shall be deleted or modified in keeping with the express intent of the Parties as necessary to render this Agreement valid and enforceable.

1.5 Understanding, Fair Construction

By execution of this Agreement the Parties acknowledge that they have read and understood each provision, and obligation contained in this Agreement.

1.6 Corporate Authority

If any Party to this Agreement is a legal entity, including, but not limited to, an association, corporation, joint venture, limited partnership, limited liability corporation, partnership, or trust, that Party represents to the other that this Agreement and the transactions contemplated in this Agreement and the execution and delivery hereof have been duly authorized by all necessary corporate, partnership, or trust proceedings and actions including, but not limited to, actions on the part of the directors, officers and agents of the entity.

1.7 Date of Effectiveness

This Agreement shall become effective upon its execution by the Parties (the "Effective Date"). Thereafter, all obligations contained in this Agreement shall be conclusive and binding upon the Parties.

1.8 Defend, Hold Harmless and Indemnity Clause

It is the specific and express intent and the agreement of the Parties that in the event one Party should cause, either directly or indirectly, damage, loss, destruction, liability, or claims against the other Party as a result of intentional conduct, or gross negligence, the offending Party shall hold harmless and indemnify the other Party from any and all obligations, liabilities, causes of action, lawsuits, damages, and assessments, including legal fees, etc., that result form the offending Party's intentional actions or gross negligence.

This Indemnification clause shall survive the termination of this Agreement for whatever reason for a period not to exceed two (2) years and the same shall be enforceable as a separate Agreement in the event its survival and enforcement becomes necessary.

1.9 Force Majeure

Neither Party shall be liable or responsible to the other Party for any delay, damage, loss, failure, nor inability to perform caused by "force majeure."

The term "force majeure," as used in this Agreement, shall include, but not limited to the following, an act of God, strike, act of a public enemy, war or other items of ordinance, blockage, public rioting, lightning, fire, storm, hurricane, flood, explosion, and restraints of any governmental authority, which are not reasonably within the control of the Parties and which by the exercise of due diligence could not reasonably be prevented or overcome. Events such as inability to obtain materials, supplies, labour permits and import/export licenses in country of manufacturing shall not be deemed to be outside the reasonable control of the Global Link Technologies, Inc. under the terms of this Agreement and shall not constitute "force majeure" and shall be remedied with the exercise of due performance.

The Parties shall use commercially reasonable best efforts to remove all contingencies adversely affecting the performance by it of this Agreement. This clause does not relieve any Party from its obligations to make payments of amounts then due for previous work or obligations contemplated and performed under this Agreement.

Furthermore, the Party asserting this privilege shall give a full and complete notice of the facts that it considers to excuse its performance under this "force majeure" clause.

In the event time limits are not met under this Agreement as a result of "force majeure," the Parties agree to an extension of the time limit or deadline for the number of days for which the "force majeure" condition existed. After the "force majeure" condition has ended, the contracts shall continue under the same operations and circumstances as existed prior to the "force majeure" event.

1.10 Further Assurances

Each Party further agrees that is shall take any and all necessary steps and sign and execute any and all necessary additional documents or agreements required in order to implement the terms of the Agreement.

1.11 Independent Contractor Relationship, No Partnership Intended

It is agreed and understood that any obligation performed by the Parties under this Agreement shall be performed as independent contractors and not as an agent or employee of the other or that it has no authority to act for or bind the other. Each Party is interested only in the results obtained under this Agreement and has the general right of inspection and supervision in order to secure the satisfactory completion of the work.

Neither Party shall have control over the other Party with respect to its hours, times, employment, or the like.

Under no circumstances shall either Party be deemed an employee of the other, nor shall either Party act as an agent of the other Party.

Furthermore, the Parties to the Agreement warrant that all obligations imposed on them by this Agreement shall be performed promptly in a safe, competent, workmanlike manner and in compliance with any and all applicable statutes, rules and regulations.

Any and all joint venture or partnership status is hereby expressly denied and the Parties expressly state that they have not formed, either expressly or impliedly, a joint venture or partnership.

Each party is solely responsible for providing worker's compensation, unemployment, disability insurance and social security withholding for its employees and agents, and shall comply with all other federal, state and local laws, rules and regulations. Each party is responsible for and shall pay all assessable federal and state income tax on amounts paid under this Agreement.

1.12 Multiple Counterparts

This Agreement may be executed in several counterparts, including in facsimile form, each of which shall be deemed an original and all of which when taken together shall constitute one and the same Agreement as to all legal effects

1.13 No Waiver

The failure or delay of either Party in the enforcement of the rights detailed in this Agreement shall not constitute a waiver of the rights nor shall it be considered as a basis for estoppel, either at equity or at law.

That Party may exercise its rights under this Agreement despite any delay or failure to enforce those rights at the time the cause of action or right or obligation arose.

1.14 Notices

Any and all notices and/or other communications required or permitted to be given pursuant to the applicable terms and conditions of this Agreement shall be in writing and shall be considered as properly given if sent by facsimile transmission, electronic mail, couriers or mailed by certified mail, return receipt requested, postage prepaid, and addressed as follows:

To: GLOBAL LINK TECHNOLOGIES, INC.
13 Oak Hill Road
Chatham, New Jersey 07928
Fax No. 240-393-0396
Attn: Peter Gallic, CEO

To:CELL POWER TECHNOLOGIES, LLC AND ITS SUCCESSOR E-THE MOVIE NETWORK, INC.

1428 36th Street, Suite 205
Brooklyn, NY 11218
Fax No. 718-436-7961
Attn: Jacob Herskovits, President

Either Party hereby reserves the right to designate **in writing** to the other Party any change of name, person, or address to which the notices shall be sent

1.15 Parol Evidence, Status of Agreement and Prior Understandings

This Distribution Agreement. contains the entire Distribution Agreement of the Parties and there are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the Parties to this Agreement other than those set forth in this Agreement and duly executed in writing.

1.16 Representations

There have been no representations, promises, guarantees or warranties made by either Party in order to induce the other to execute this Agreement other than those expressly stated in this Agreement.

1.17 Severability

If any provision of this Agreement is for any reason held violative of any applicable law, governmental rule or regulation, or if the provision is held to be unenforceable or unconscionable, then the invalidity of that specific provision shall not be held to invalidate the remaining provisions of this Agreement. All other provisions and the entirety of this Agreement shall remain in full force and effect unless the removal of the invalid provision destroys the legitimate purpose of this Agreement, in which event this Agreement shall be cancelled or terminated.

1.18 State Law and Determination

All Parties agree to waive jurisdiction questions, and agree that this Agreement shall be subject to and governed under the general laws of the State of New York. The Parties waive jurisdiction questions and agree that venue for purposes of any and all lawsuits; causes of action, arbitration, or other disputes shall be in New York, New York.

1.19 Term

This Agreement shall be effective from the date of execution and shall extend to and continue for an initial period the same period as the agreement with ESI, a copy of which is attached hereto as Attachment 1. It is expressly understood and acknowledged by the Parties hereto, this Agreement may only be terminated for breach, mutual agreement, or as provided for in Part II of this Agreement. This section is subject and subordinate to any conflict between terms and conditions set forth in Part II of this Agreement.

1.20 Time Limit

Time is of the essence in this Agreement and accordingly, all time limits shall be strictly construed and strictly enforced.

Failure of one Party to this Agreement to meet a deadline imposed hereunder, shall be considered a material and significant breach of this Agreement and shall entitle the nonbreaching Party to any and all rights of default as stated above.

II SCOPE OF AGREEMENT

1 Recitals

A. "Global Link Technologies, Inc." has the exclusive rights to sub-distribute in Latin America as defined in Attachment 1. Global Link Technologies, Inc. represents to Sub-Distributor that Attachment 1. is in full force and effect.

B. "Global Link Technologies, Inc. hereby appoints Sub-Distributor and Sub-Distributor hereby accepts the exclusive Sub-Distributorship in South and Central America; as defined in Attachment 1 excluding Mexico, Puerto Rico and US Virgin Islands, ("Market") with respect to the distribution and sale of the product, evolution, upgrade and modifications thereof.

NOW, THEREFORE, in consideration of their mutual promises set forth below and other valuable consideration, together with the incorporation of the above recitals, the Parties agree as follows:

1.1 Definitions:

As used in this Agreement, the following terms shall have the following meanings:

a."Contract Year" means any given twelve-month period ending on an anniversary of the Effective Date.

b. "Sub-Distributor" means Cell Power Technologies LLC. a Delaware registered Limited Liability Company and its successor E-the Movie Network, Inc., ;.

c. " Global Link Technologies, Inc." means Global Link Technologies, Inc., a company organized and existing under laws of Wyoming, who is an authorized Sub-Distributor of the product

d."Product(s)" means the product(s) known as "Cellboost " and any improved versions of the Product(s) introduced by ESI/Compact Power Systems from time to time.

e. "Manufacturer" means ESI/Compact Power Systems who is the licensee of the Product and it sole and exclusive manufacturer.

1.2 Exclusivity

Global Link Technologies, Inc. hereby appoints Sub-Distributor as Global Link Technologies, Inc.'s exclusive Sub-Distributor in the Market defined more fully herein with respect to the distribution and sale of the Products through Sub-Distributor's normal distribution channels. This Agreement does not grant to Sub-Distributor any rights with respect to the distribution, lease, sublease, and sale of the Products in any other market. The exclusive right granted Sub-Distributor to distribute and sell Products is expressly

made subject to Section I 1.3 and Section II.. Accordingly, Sub-Distributor agrees **(i)** to distribute or sell Products in the Market through Sub-Distributor's normal distribution channels and **(ii)** to require that each contractor, agent, representative, and/or Sub-Sub-Distributor selling or handling Products will comply with the limitations and restrictions imposed by this Section 1.2; and **(iii)** to take all reasonable steps to enforce such limitations and restrictions on the Sub-Sub-Distributors.

2 Sub-Distributors Responsibilities

At their sole cost and expense, Sub-Distributor and Global Link Technologies, Inc. (where applicable) hereby agree and covenant as follows:

To use its commercially reasonable efforts to promote the sale of Products in its Market consistent with good business ethics and in a manner that will reflect favourably on the Products.

To refrain from engaging in any illegal, unfair or deceptive trade practices or unethical business practices whatsoever with respect to the promotion or sale of Products.

To provide all necessary services for the installation and on-going support of Products as may be reasonably required by end-users, except as provided by Global Link Technologies, Inc. hereunder.

Sub-Distributor shall identify Products as proprietary to Manufacturer and not to remove any of Manufacturer's trademarks or copyright and trademark notices thereon and Sub-Distributor as well as Manufacturer's shall follow good proprietary rights' practices and procedures to protect Manufacturer's rights including those, which may be reasonably required by Manufacturer's.

To assist Global Link Technologies, Inc. to the extent deemed reasonably necessary by Sub-Distributor in order to protect Global Link Technologies, Inc.'s rights hereunder and the Products.

To promptly notify Global Link Technologies, Inc. of any suspected or known violation of any this Agreement by third parties and to provide reasonable assistance in verifying the facts surrounding such suspected violations.

3 Global Link Technologies, Inc. Responsibilities

To promptly notify Sub-Distributor of any suspected or known violation of any this Agreement by third parties and to provide reasonable assistance in verifying the facts surrounding such suspected violations.

4 Trademarks

4.1 Ownership

Ownership and Intellectual Property Rights (hereinafter referred to as "IPRs") of the Products is solely represented by the Manufacturer as per Attachment 1.

Sub-Distributor acknowledges that Global Link Technologies, Inc. is one of the Sub-Distributors of the name and logo (hereinafter referred to as "Mark") for the Products. Sub-Distributor shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of Manufacturer's in and to the Mark or the goodwill inherent in the Mark. It is understood that Sub-Distributor shall not acquire and shall not claim any title to the Mark adverse to Manufacturer's, by virtue of the license and rights granted herein, or through Sub-Distributor's use of the Mark, it being expressly agreed that all use of the Mark by Sub-Distributor shall inure to the benefit of Manufacturer's or its assignees. Sub-Distributor is estopped from challenging the validity of the Mark or from setting up any claim adverse to Manufacturer's with respect to the Mark; unless there has been a material misrepresentation or a breach of this Agreement on the part of Manufacturer's.

Global Link Technologies, Inc. shall protect the mark of the manufacturer in the same manner as the Sub-Distributor.

4.2 Use Of Mark Term

Subject to the terms and conditions herein, Global Link Technologies, Inc. grants to Sub-Distributor a transferable, exclusive privilege to use the Cellboost Mark in the Market in connection with marketing the Products and Services as defined herein for the duration of this Agreement unless terminated earlier as provided herein.

4.3 Sale Term

All Products shall be sold under trademarks and trade names provided by Manufacturer only, using Manufacturer's trade dress, and Manufacturer will retain all proprietary rights in and to the same.

Sub-Distributor shall not utilise a different name or trademark for any of the products without the express written consent of Manufacturer.

4.4 Use and Appearance of the Mark

Sub-Distributor shall comply with the conditions set forth by the Manufacturer with respect to the style, colour, appearance and manner of use of the Mark.

5 Purchase and Sale of Product

5.1 Purchase and Sale

Subject to the terms and conditions set forth herein, Global Link Technologies. Inc. allows Sub-Distributor to purchase Product directly from ESI/Compact Power Systems.

5.2 Direct purchase from Manufacturer

Sub-Distributor shall purchase product directly from Manufacturer.

6 Prices and Payments

Payment shall be made according to the terms and conditions set forth in the Amended and Restated Asset Purchase Agreement. See section 3.1.

7 Contract Warranty, Disclaimer of Warranties and Limitation of Liability

7.1 Contract Warranty

Global Link Technologies, Inc. warrants that it has all rights, title and interest in and to all Products as accrued pursuant to Attachment 1. Global Link Technologies, Inc. further warrants that it has the right to enter into this Agreement. Global Link Technologies, Inc. warrants to Sub-Distributor that the Products purchased hereunder shall be free from defects in materials and workmanship and shall conform in all material respect to the Specifications for a period of 30 days from the date of delivery thereof, provided the Product in question has been stored and used in accordance with ordinary industry practices and conditions. GLOBAL LINK TECHNOLOGIES, INC. DOES NOT WARRANT THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE.

7.2 Remedies

In the event that a Product does not comply with the product warranty set out in Section 9.1 and such non-conforming Product is returned to Global Link Technologies, Inc. within the warranty period by Sub-Distributor at Global Link Technologies, Inc.'s expense, Global Link Technologies, Inc. will then proceed to replace such non-conforming Product at no additional charge to Sub-Distributor and the replaced Product will be returned to Sub-Distributor, freight prepaid.

7.3 Disclaimer of Warranties

The foregoing express warranties are limited to Global Link Technologies, Inc. and are not transferable and are in lieu of any other warranty by Global Link Technologies, Inc. with respect to Products furnished hereunder. GLOBAL LINK TECHNOLOGIES, INC.

GRANTS NO OTHER WARRANTY WITH RESPECT TO PRODUCTS OR SERVICES, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WHETHER ARISING IN CONTRACT TORT OR OTHERWISE.

7.4 Limitation of Liability

GLOBAL LINK TECHNOLOGIES, INC. SHALL IN NO EVENT BE LIABLE FOR ANY INDIRECT INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE SALE OR USE OF ITS PRODUCTS, WHETHER OR NOT GLOBAL LINK TECHNOLOGIES, INC. HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. IF GLOBAL LINK TECHNOLOGIES, INC. BREACHES ANY PROVISION OF THIS AGREEMENT, GLOBAL LINK TECHNOLOGIES, INC.'S SOLE AND EXCLUSIVE MAXIMUM LIABILITY, WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED THE CONTRACT PRICE FOR THE PARTICULAR PRODUCTS. The foregoing limitation of liability will not apply to the payment of costs and damage awards referred to in Section 9 of this Agreement.

7.5 Selection of Products

Sub-Distributor assumes full responsibility for its selection of the Products specified herein and any other equipment, programs or services used with the Products, their use, and results obtained there from.

8 Indemnification of Copyright

Global Link Technologies, Inc. shall indemnify, hold harmless and defend Sub-Distributor against any action brought against Sub-Distributor to the extent that such action is based on a claim that any unmodified Product, when used in accordance with this Agreement, infringes a United States copyright and Global Link Technologies, Inc. shall pay all costs, settlements and damages finally awarded; provided, that Sub-Distributor promptly notifies Global Link Technologies, Inc. in writing of any claim, gives Global Link Technologies, Inc. sole control of the defense and settlement thereof and provides all reasonable assistance in connection therewith. If any Product is finally adjudged to so infringe, or in Global Link Technologies, Inc.'s opinion is likely to become the subject of such a claim, Global Link Technologies, Inc. shall, at its option, either: **(i)** procure for Sub-Distributor the right to continue using and distributing the Product **(ii)** modify or replace the Product to make it noninfringing, or **(iii)** refund the price paid upon return of the Product. Global Link Technologies, Inc. shall have no liability regarding any claim arising out of: **(vi)** use of other than a current, unaltered release of the Product unless the infringing portion is also in the then current, unaltered release. **(vii)** use of the Product in combination with non-Global Link Technologies, Inc. products, data or equipment if the infringement was caused by such use or combination, **(viii)** any modification or derivation of the products not specifically authorized in writing by Global Link Technologies, Inc. or **(ix)** use of third Party products. THE FOREGOING STATES THE ENTIRE LIABILITY OF GLOBAL LINK TECHNOLOGIES, INC. AND THE EXCLUSIVE REMEDY FOR SUB-DISTRIBUTOR RELATING TO INFRINGEMENT OR

CLAIMS OF INFRINGEMENT OF ANY COPYRIGHT OR OTHER PROPRIETARY RIGHT BY THE PRODUCTS.

9 Proprietary Information

9.1 Protection of Proprietary Information

Global Link Technologies, Inc. and Sub-Distributor agree to keep in confidence and not disclose to others all knowledge, information and data furnished to either by the other Party and claimed by the other Party to be proprietary, provided such information is given in writing or, if oral, is reduced to writing within thirty (30) days and such writing is marked to indicate the claims of ownership and/or secrecy. Global Link Technologies, Inc. and Sub-Distributor agree that neither shall use, nor reproduce for use in any way, any proprietary information of the other except in furtherance of the relationship set forth herein. Global Link Technologies, Inc. and Sub-Distributor agree to protect the proprietary information of the other with the same standard of care and procedures used by each to protect its own proprietary information of similar importance but at all times using at least a reasonable degree of care.

9.2 Limitations

Section 9.1 shall not be applicable nor impose any obligation on a Party with respect to any portion of proprietary information which:

(a) Was at the time received or which thereafter becomes, through no act or failure on the part of such Party, generally known or available to the public;

(b) Is known to such Party at the time of receiving such information as evidenced by documentation then rightfully in the possession of either Party;

(c) Is furnished to others by the other Party without restriction of disclosure;

(d) Is thereafter rightfully furnished to such Party by a third Party without restriction by that third Party on disclosure; or

(e) Has been disclosed pursuant to the requirements of law or court order without restrictions or other protection against public disclosure; provided, however, that the other Party shall have been given a reasonable opportunity to resist disclosure and/or to obtain a suitable protective order.

9.3 Survival

The covenants of confidentiality set forth herein shall survive and continue and be maintained from the Effective Date hereof until two (2) years after termination of this Distribution Agreement.

10 Acceptance

This Agreement is signed, accepted and agreed to by all Parties by and through themselves or their respective agents and/or authorised representatives. All Parties hereby acknowledge they have read and understood this Agreement together with Attachments as the same is written in the English language. All Parties further acknowledge they have executed this legal instrument voluntarily and of their own free will absent of any duress whatsoever.

Signatures on following page…

In Witness Whereof, this Agreement is signed as of December 23, 2003 (the "Effective Date") accepted and agreed to by all Parties by and through the Parties or their respective agents and/or authorized representatives.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date first above written.

Global Link Technologies Inc.

By: ______________________________
Peter Gallic, CEO

HERSCH STERNHEIM
Notary Public, State of New York
No. 24 - 4999195
Qualified in Kings County
Commission Expires July 20, 2006

Cell Power Technology, LLC

By: ______________________________
Jacob Herskovits, Managing Member

HERSCH STERNHEIM
Notary Public, State of New York
No. 24 - 4999195
Qualified in Kings County
Commission Expires July 20, 2006

e-The Movie Network, Inc.

By: ______________________________
Jacob Herskovits, President

HERSCH STERNHEIM
Notary Public, State of New York
No. 24 - 4999195
Qualified in Kings County
Commission Expires July 20, 2006

AGREEMENT

This Agreement, entered into this 12th day of February, 2003 by and between the undersigned, for good and valuable consideration exchanged, the adequacy and sufficiency whereof is hereby acknowledged, the said undersigned parties hereby agree to the following principles, terms and conditions (collectively referred to hereinafter as "covenants") outlined below and shall exercise good faith in performing all said covenants:

1. **PARTIES.**
   Global Link Technologies, Inc. (GBLK), a Wyoming Corporation and/or assigns and E&S International Enterprises, Inc. (ESI), a California Corporation and /or assigns.
2. **PURPOSE.** ESI and GBLK acknowledge GBLK has terminated its existing Exclusive Distribution Agreement with Jumpit AS and has permitted ESI to enter into an exclusive agreement with Jumpit AS. The same is attached hereto as Exhibit A and forms a part hereof.
3. **DURATION.** The duration of this agreement shall be the same as Exhibit A as well as any renewals, novations, assignments, sale of the Agreement and or modifications thereof. This Agreement between GBLK and ESI shall have the same duration as Exhibit A. With regards to the agreement between ESI and GBLK, if any condition is not adhered to, the same shall be deemed an event of default. This agreement may be executed in facsimile (Fax) counterparts and each shall serve as an original for all intents and purposes. **In the event Exhibit A is terminated for any reason, ESI shall have no liability whatsoever of any kind to GBLK.** The parties agree to conduct themselves in good faith manner.

4. **TERMS.**
   In consideration GBLK terminating its existing agreement with Jumpit AS and permitting ESI to enter into Exhibit A with Jumpit AS, ESI agrees to the following (Unless stated otherwise, all payments required herein shall be made on a quarterly basis):

   I. ESI shall pay GBLK the sum of $0.10 on all net sales of Jumpit Disposable Batteries (Product) to retailers in USA and its Territories, Canada and Mexico.

   II. ESI shall pay GBLK the sum of $0.05 on all net sales of Product to Distributors in the USA and its Territories, Canada and Mexico. For purposes of this Agreement. Retailers are entities which purchase goods and sell them directly to consumers. Distributors are defined as entities which purchase products with the aim of reselling to retailers. ESI subsidiaries shall not be considered Distributors for purposes of this agreement.

   III. ESI shall pay GBLK the sum of $0.075 for all net sales of Product ESI makes in Latin America (defined as all countries South of Mexico and North of Tierra Del Fuego, including Caribbean but the latter does not include Puerto Rico or US Virgin Islands)

IV. GBLK shall have the right to purchase the Product from ESI for the South American market at net cost after shipping, duty and interest and freight insurance. Further, ESI shall receive from GBLK 50% of all gross profits. The said purchases are subject to ESI credit terms and availability. In case of unavailability, ESI shall perform its best efforts in providing the same. In the event, GBLK asks ESI to finance a PO and ESI agrees to do so, then GBLK shall be entitled to retain 25% of all the profits for South American sales and the balance of 75% to ESI.

V. ESI shall purchase existing GBLK inventory at $1.80 of approximately 20,000 units.

VI. ESI agrees to reimburse GBLK for travel expenses and accommodations for Norwegian trips to achieve Exhibit A in the sum of approximately $15,000 due and payable via wire transfer within 7 calendar days from the date hereof.

VII. ESI will pay GBLK 15000 US Dollars on 18 of February and 15000 US dollars on 15th of March against future payments owed to GBLK by ESI. The said amounts are only a draw against future payments. Said payments shall be made via wire transfer.

VIII. ESI agrees to pay GBLK the sum of $0.10 per unit on net sales for Israel by ESI.

IX. ESI agrees GBLK shall be deemed a distributor for the USA, Canada and Mexico to accounts which have to be approved by ESI in advance. . Said approval shall not be unreasonably withheld. Conversely, ESI agrees GBLK shall be the exclusive sub-distributor for Latin America. ESI may sell in Latin America only with the approval of GBLK in advance.

X. The parties agree to indemnify each other against any and all third party claims, costs, actions and omissions or any business dealings related to dealings with Jumpit AS or any Jumpit made products.

5. **GOVERNING LAW/VENUE.** This Agreement shall be governed by and construed in accordance with California Law. Any and all disputes regarding this Agreement shall be settled through binding arbitration in accordance with the rules of AAA with venue in the City of San Francisco, California.

6. **ENTIRE AGREEMENT.** This Agreement together with Exhibit A constitutes the entire agreement between the Parties. It supersedes all prior agreements, arrangements or commitments. This Agreement may be executed in facsimile counterparts and each such counterpart shall be treated as an original as to all legal effects and purposes.

7. **SEVERABILITY.** In case a provision of this Agreement is or becomes ineffective, unenforceable or invalid, the validity of the remaining provisions of the Agreement shall remain unaffected by this. The parties to the Agreement shall make every effort to replace any affected provision or omission with an agreed and legally acceptable alternative

8. ASSIGNMENT. Either party may assign, sub-contract or otherwise transfer or delegate in whole or in part any of its rights or obligations hereunder without the prior written consent of the other. This Agreement shall be binding upon and inure to the benefit of any assignee of the parties to this agreement whether said assignment is effectuated by purchase and sale, merger and/or operation of law

9. MODIFICATIONS. Any modification of this Agreement shall be effective only if agreed upon in writing and signed by both parties hereto and the intention to amend this Agreement is clearly expressed.

10. **Failure to Enforce** The waiver of any right herein contained by either party shall not be construed as a waiver of the same right at a future date or as a waiver of any other right herein contained.

11. FORCE MAJEURE. Neither party shall be liable to the other for any failure to perform or delay in performing any of its obligations under this Agreement where such failure or delay arises directly as a consequence of an act beyond the reasonable control of that Party, which was not reasonably foreseeable at the time of signing of this agreement, including strike, lockout or any other industrial dispute (not occasioned by the party seeking relief under this section), riot, civil insurrection or war, act of government, fire, flood or other act of God. If either Party seeks to rely on such an event of force majeure it shall forthwith notify the other.

12. CONFIDENTIALITY. Save and except as otherwise required by law or for the purposes of carrying out the intent of this Agreement, the Parties hereto agree to hold secret and confidential and not to disclose or use the benefit of themselves or any person, partnership, association, body or corporation whatsoever any knowledge, information or data concerning the other Party's business or products which may be communicated to them or which it may acquire by virtue of this Agreement (unless ascertainable from public information or trade sources). This section shall survive and remain in full force and effect notwithstanding any termination of this Agreement for a period of three (3) years.

WITNESSETH:

E&S International Enterprises, inc.

BY: ____________________

Farshad Asherian, COO

GlobalLink Technologies, inc.

BY: ____________________

Peter D. Gallic, CEO